UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2011
BLUE CALYPSO, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-53981 (Commission File Number)	20-8610073 (IRS Employer Identification No.)
19111 North Dallas Parkway, Suite 200, Dallas, Texas 75287 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (972) 695-4776
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02.                     Termination of a Material Definitive Agreement.

Effective November 4, 2011, Blue Calypso, Inc. (the “Company”) entered into a Termination of Consultant Agreement (the “Termination Agreement”) with CEOcast, Inc. (“CEOcast”), pursuant to which the Company and CEOcast terminated that certain Consultant Agreement, dated September 1, 2011.  Michael Wachs, who is the signatory of the Termination Agreement on behalf of CEOcast, is the husband of Rachel Glicksman.  Ms. Glicksman is the Managing Director of Esousa Holdings LLC, which is the beneficial owner of 9.9% of the Company’s common stock.

Under the terms of the Termination Agreement, the Company and CEOcast mutually agreed to terminate the Consultant Agreement and release each other from any and all claims, whether known or unknown, based on or arising out of the Consultant Agreement.  The Company did not incur any material early termination penalties in connection with the termination of the Consultant Agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit
10.1	Termination of Consultant Agreement, dated November 4, 2011, by and between Blue Calypso, Inc. and CEOcast, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date: November 7, 2011	/s/ Andrew Levi
Andrew Levi, Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit
10.1	Termination of Consultant Agreement, dated November 4, 2011, by and between Blue Calypso, Inc. and CEOcast, Inc.